Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into on March 22, 2013 (the “Effective Date”), by and among, on the one hand, CECO ENVIRONMENTAL CORP., a Delaware corporation (“Parent”), CECO GROUP, INC., a Delaware corporation (“Group”), FKI, LLC, a Delaware limited liability company (“FKI, LLC”), CECO MEXICO HOLDINGS LLC, a Delaware limited liability company (“CECO Mexico LLC”), KBD/TECHNIC, INC., an Indiana corporation (“Technic”), CECO GROUP GLOBAL HOLDINGS LLC, a Delaware limited liability company (“CECO Group Global”), H.M. WHITE, INC., a Delaware corporation (“H.M. White”), CECOAIRE, INC., a Delaware corporation (“Aire”), GMD ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation and formerly known as GMD ACQUISITION CORP. (“GMD”), and each of the following Subsidiaries of Parent as Borrowers under the Credit Agreement: CECO FILTERS, INC., a Delaware corporation (“Filters”), NEW BUSCH CO., INC., a Delaware corporation (“New Busch”), THE KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation (“K&B”), CECO ABATEMENT SYSTEMS, INC., a Delaware corporation (“Abatement”), EFFOX INC., a Delaware corporation and formerly known as CECO ACQUISITION CORP. (“Effox”), FISHER-KLOSTERMAN, INC., a Delaware corporation and formerly known as FKI ACQUISITION CORP. (“Fisher-Klosterman”), AVC, INC., a Delaware corporation (“AVC, Inc.”), and ADWEST TECHNOLOGIES, INC., a California corporation (“Adwest”) and, on the other hand, FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), is as follows:

Preliminary Statements

A. Parent, Group, and the other Loan Parties (other than CECO Group Global and Adwest) executed and delivered to Lender that certain Amended and Restated Credit Agreement dated as of June 30, 2010 (as amended and restated, the “Credit Agreement”). Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B. The Loan Parties (as defined in the Credit Agreement as amended hereby) have requested that Lender: (i) increase the maximum Revolving Commitment from $20,000,000 to $25,000,000 (subject to availability); (ii) modify the method of determining the Borrowing Base under the Credit Agreement; (iii) consent to (collectively, the “Adwest Transaction”): (a) the Adwest Acquisition (as defined below); (b) the recognition of Adwest as a Domestic Subsidiary of Group as required by Section 5.9(a) of the Credit Agreement; and (c) the guaranty by Parent of the Adwest Earn-out Payment (as defined below) pursuant to the Adwest Acquisition Agreement (as defined below) as in effect on the Effective Date; and (iv) make certain other amendments to the Credit Agreement and certain of the other Loan Documents, all as more specifically set forth herein.

C. Lender is willing to consent to such requests and so amend the Credit Agreement and other Loan Documents, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and the Loan Parties hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their respective entireties as follows:

“Aarding Acquisition” means the acquisition by CECO Netherlands of all of the Ownership Interests of ATA Beheer and the related transactions consummated contemporaneously therewith, all in accordance with, and pursuant to the terms of, the Aarding Acquisition Documents.

“Aarding Acquisition Agreement” means the Share Purchase Agreement dated as of February 28, 2013 by and among Parent, CECO Netherlands, and the “Sellers” as defined therein.

“Aarding Acquisition Documents” means the Aarding Acquisition Agreement and every other document or agreement executed or delivered by any Loan Party in connection with the Aarding Acquisition.

“Aarding Brazil” means Aarding do Brasil Fornecimento de Produtos Termo-Acusticos Equipamentos Ltda, a company organized under the laws of Brazil.

“Aarding Earn-out Payment” means any Earn Out Consideration (as defined in the Aarding Acquisition Agreement) paid by a Loan Party in accordance with the Aarding Acquisition Agreement.

“Aarding Netherlands” means Aarding Thermal Acoustics B.V., a company organized under the laws of the Netherlands.

“Aarding USA” means Aarding Thermal Acoustics USA Inc., a Delaware corporation.

“Adwest” means Adwest Technologies, Inc., a California corporation.

“Adwest Acquisition” means the acquisition by Group of all of the Ownership Interests of Adwest and the related transactions consummated contemporaneously therewith, all in accordance with, and pursuant to the terms of, the Adwest Acquisition Documents.

“Adwest Acquisition Agreement” means the Stock Purchase Agreement dated as of December 31, 2012 by and among Parent, Group, and the “Sellers” party thereto and as defined therein.

“Adwest Acquisition Documents” means the Adwest Acquisition Agreement and every other document or agreement executed or delivered by any Loan Party in connection with the Adwest Acquisition.

“Adwest Earn-out Payment” means any Earn-Out Amount (as defined in the Adwest Acquisition Agreement) paid by a Loan Party in accordance with the Adwest Acquisition Agreement.

“ATA Beheer” means ATA Beheer B.V., a company organized under the laws of the Netherlands.

“CECO Group Global” means CECO Group Global Holdings LLC, a Delaware limited liability company.

“CECO Group Global Loan” means the loan of Revolving Loan proceeds, in the aggregate amount of $2,628,000, made by K&B to CECO Group Global (the proceeds of which were contemporaneously used for the CECO Netherlands Loan) in connection with the Aarding Acquisition.

“CECO Netherlands” means CECO Environmental Netherlands B.V., a company organized under the laws of the Netherlands.

“CECO Netherlands Loan” means the loan of $24,467,200 made by CECO Group Global to CECO Netherlands to fund, in part, the Aarding Acquisition.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time and any successor statute.

“Consolidated Group” means, collectively, Parent and its Subsidiaries, other than CECO Netherlands and its Subsidiaries.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation; provided that if a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“First Amendment to Amended and Restated Credit Agreement” means the First Amendment to Amended and Restated Credit Agreement dated as of the First Amendment to AR CA Effective Date by and among Lender and the Loan Parties.

“First Amendment to AR CA Effective Date” means March 22, 2013.

“Insolvency Law” means, collectively, any applicable bankruptcy, insolvency or other similar law then in effect, including the Bankruptcy Code, and any applicable foreign equivalent thereof.

“Swap Obligation” means any obligation of any Person to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

1.2 The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their respective entireties by substituting the following in their respective places:

“Adjusted EBITDA” means the total (without duplication and all as determined on a consolidated basis in accordance with GAAP for the Consolidated Group), in Dollars, of EBITDA for the applicable period; (a) minus Non-financed Capital Expenditures for that same period; (b) minus the aggregate cash amount of income, franchise or equivalent income tax expense for that same period to the extent deducted in the determination of Net Income; (c) minus any gain or plus any non-cash loss arising from the sale of capital assets to the extent included or deducted in the determination of Net Income; (d) minus any gain arising from the write-up of any assets (excluding inventory) or plus any non-cash loss from the write-down of any assets, each to the extent included (or deducted in the case of non-cash losses) in the determination of Net Income; (e) minus any extraordinary gains and items of income to the extent included in the determination of Net Income or plus any non-cash extraordinary items of loss to the extent deducted in the determination of Net Income; (f) minus any gains (or plus any non-cash losses) recognized by the Consolidated Group as earnings which relate to adjustments made by the Consolidated Group as a result of any extraordinary accounting adjustment to the extent included (or deducted in the case of non-cash losses) in the determination of Net Income; (g) minus non-operating, non-recurring gains (or plus any non-cash losses) from time to time occurring to the extent included (or deducted in the case of non-cash losses) in the determination of Net Income; (h) plus any non-cash expense or minus any non-cash gain or income during such period resulting from (i) a change in the price of Parent’s common stock opposite the strike price of its options and warrants and any other derivative assets or liabilities outstanding from time to time, (ii) stock award expenses, and (iii) impairment of goodwill; (i) minus the aggregate amount of any dividends, including Permitted Dividends, to Parent’s stockholders, if any, permitted expressly by Lender which are paid in cash by Parent during the applicable period; (j) minus the aggregate amount of FKI Earn-out Payments, A.V.C Earn-out Payments, Flextor Earn-out Payments, Adwest Earn-out Payments, and Aarding Earn-out Payments made by any member of the Consolidated Group in cash during the applicable period to the extent not deducted in the determination of Net Income which was used to determine such EBITDA; and (k) minus any non-cash gain (or plus any non-cash loss) resulting from any changes in the value of foreign currencies for the applicable period to the extent included (or deducted in the case of non-cash losses) in the determination of Net Income. The term “applicable period” in this definition means: (A) Test Period in the case of determining the Fixed Charge Coverage

Ratio or the Maximum Total Funded Debt to Adjusted EBITDA Ratio and (B) the 12 Month Period ended as of the end of the applicable fiscal month in the case of determining the Borrowing Base.

“Affiliate” means, as to any Person (the “Subject Person”), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Subject Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, (a) to vote 5% or more of the securities (or other Ownership Interests) having voting power for the election of directors (or managers in the case of a limited liability company) of the Person or (b) otherwise to direct or cause the direction of the management and policies of the Person, whether by contract or otherwise. Without limiting the generality of the foregoing, each of the following will be deemed an Affiliate of a Borrower for purposes of this Agreement: each other Loan Party, CECO India, Fisher Klosterman Shanghai, CECO Environmental Mexico, CECO Environmental Services, Flextor, Flextor Brazil, Flextor Chile, CECO Netherlands, Aarding Netherlands, Aarding USA, Aarding Brazil, and each officer and director of a Loan Party.

“Applicable LOC Fee Percentage” means, as of any date, the Applicable Tranche LIBOR Rate Margin (as defined in the Revolving Note).

“Applicable Unused Line Fee Percentage” means, as of any date, 0.250%.

“Borrower” means each of Filters, New Busch, K&B, Abatement, Effox, Fisher-Klosterman, AVC, Inc., Adwest, and the Domestic Subsidiaries of Parent or Group hereafter becoming a party to this Agreement as a “Borrower” pursuant to Section 5.9(b), and “Borrowers” means, collectively, Filters, New Busch, K&B, Abatement, Effox, Fisher-Klosterman, AVC, Inc., Adwest, and such additional Domestic Subsidiaries. To the extent a term or provision of this Agreement or any of the other Loan Documents is applicable to a “Borrower”, it is applicable to each and every Borrower unless the context expressly indicates otherwise. For the avoidance of doubt, none of FKI, LLC, CECO Mexico LLC, Technic, H.M. White, CECO Group Global, Aire, GMD, Group or Parent shall be a Borrower.

“Borrowing Base” means, as of the relevant date of determination, the sum of: (a) 150% of EBITDA for the applicable period minus (b) all then Borrowing Base Reserves. For purposes of determining the Borrowing Base, EBITDA will, on and after the First Amendment to AR CA Effective Date, be determined for the 12 Month Period ended as of the last day of each fiscal month ending on and after January 31, 2013 (each such date being a “Borrowing Base Determination Date”). On Lender’s receipt of the financial statements and Borrowing Base Certificate required to be delivered to Lender pursuant to Sections 4.3(a), 4.3(b) and 4.3(g) (as applicable) of this Agreement for the applicable fiscal month then ended, the Borrowing Base will be subject to adjustment based on EBITDA for the 12 Month Period ended as of the end of such fiscal month so long as no Event of Default is existing as of the applicable effective date of adjustment. The foregoing adjustment, if applicable, will become effective on delivery to Lender of the financial statements and

Borrowing Base Certificate required to be delivered to Lender pursuant to Sections 4.3(a), 4.3(b) and 4.3(g) (as applicable) of this Agreement for the applicable fiscal month then ended until the next succeeding effective date of adjustment pursuant to this definition.

“Borrowing Base Reserves” means those reserves against the Revolving Loan Availability implemented by Lender from time to time (a) on the occurrence and during the continuation of an Event of Default and (b) upon Lender’s sole election, in an amount equal to three months of rent, warehouse charges, and other amounts payable, as applicable, under any lease, warehouse or other agreement between a Loan Party and the applicable landlord, warehouseman or other Person for any Borrower’s Facility with respect to which no third-party waiver, in form and substance acceptable to Lender in its good faith discretion, has been delivered to Lender.

“CECO India” means CECO Environmental India Pvt. Ltd., a corporation organized and existing under the laws of India and formerly known as CECO Filters India Private Limited.

“EBITDA” means the total (without duplication), in Dollars, of Net Income for the applicable period, plus (a) the aggregate amount of the the Consolidated Group’s depreciation and amortization expense determined on a consolidated basis in accordance with GAAP for such period to the extent deducted in the determination of Net Income, plus (b) the aggregate amount of the Consolidated Group’s interest expense determined on a consolidated basis in accordance with GAAP for such period to the extent deducted in the determination of Net Income, and plus (c) the aggregate amount of the Consolidated Group’s income, franchise or equilavent income tax expense for such period determined on a consolidated basis in accordance with GAAP to the extent deducted in the determination of Net Income. The term “applicable period” in this definition means: (i) Test Period in the case of determining the Fixed Charge Coverage Ratio or the Maximum Total Funded Debt to Adjusted EBITDA Ratio and (ii) the 12 Month Period ended as of the end of the applicable fiscal month in the case of determining the Borrowing Base.

“Fisher Klosterman Shanghai” means CECO Environmental (Shanghai) Co., Ltd., a company organized under the laws of China and formerly known as Fisher Klosterman Buell Shanghai Company, Ltd.

“Fixed Charges” means, for the applicable period, the total (without duplication), in Dollars, of (all as determined on a consolidated basis in accordance with GAAP): (a) the principal amount of the Consolidated Group’s long-term Indebtedness, in each case paid in cash during the applicable period, including those under the Subordinated Debt Notes (as defined in the Subordination Agreement) (whether classified, as of any date, as long-term Indebtedness); plus (b) scheduled capital lease payments by the Consolidated Group during the applicable period; and plus (c) the Consolidated Group’s aggregate cash payments of interest for the applicable period, including interest paid on the Obligations, all capital lease obligations, the Subordinated Debt, and any other Indebtedness for the applicable period; provided, however, that the following amounts will be excluded for purposes only of determining Fixed

Charges: that portion of the Subordinated Debt which, with Lender’s prior consent, is converted into shares of the Parent as a result of the exercise of the conversion rights of a Subordinated Creditor under a Subordinated Debt Note. The term “applicable period” in this definition means Test Period in the case of determining the Fixed Charge Coverage Ratio or the Maximum Total Funded Debt to Adjusted EBITDA Ratio.

“Funded Debt” means, as of any date, all Indebtedness of the Consolidated Group (without duplication): (a) in respect of any money borrowed, including the undrawn face amount (and any unreimbursed drawings under) any letters of credit or acceptance facilities; (b) evidenced by any loan or credit agreement, promissory note, debenture, bond (other than a Surety Bond), guaranty or other similar written obligation to pay money; (c) under any capitalized lease, synthetic lease or any form of off-balance sheet financing; and (d) for the deferred and unpaid purchase price of any property or business or any services (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities not more than ninety (90) days in arrears measured from the date of billing), all as determined in accordance with GAAP.

“Guaranties” means, collectively, the Borrower Guaranties, the Group Guaranty, the Parent Guaranty, and each guaranty made by FKI, LLC, CECO Mexico LLC, Technic, H.M. White, CECO Group Global, Aire, and GMD in favor of Lender and Lender’s Affiliates of the Obligations.

“Loan Party” and “Loan Parties” mean each of Borrowers, Group, Parent, FKI, LLC, CECO Mexico LLC, Technic, H.M White, CECO Group Global, Aire, and GMD and collectively, Borrowers, Group, Parent, FKI, LLC, CECO Mexico LLC, Technic, H.M. White, CECO Group Global, Aire, and GMD, respectively.

“Mortgages” means, in each as amended from time to time: (a) a Mortgage, Security Agreement and Fixture Filing dated as of December 29, 2005 granted by K&B to Lender on K&B’s fee simple interest in the real property described therein situated in Jefferson County, Kentucky (commonly known as 1450 South 15th Street, Louisville, Kentucky 40210, and (b) any other Mortgage granted from time to time by a Borrower in favor of Lender to secure any of the Obligations.

“Net Income” means, for the applicable period, the Consolidated Group’s after-tax net income as determined on a consolidated basis in accordance with GAAP. The term “applicable period” in this definition means: (a) Test Period in the case of determining the Fixed Charge Coverage Ratio or the Maximum Total Funded Debt to Adjusted EBITDA Ratio and (b) the 12 Month Period ended as of the end of the applicable fiscal month in the case of determining the Borrowing Base.

“Non-financed Capital Expenditures” means the total amount of capital expenditures for any period, as determined in accordance with GAAP, made by the Consolidated Group on a consolidated basis determined exclusive of those capital expenditures made from (a) funds borrowed by any member of the

Consolidated Group (for purposes of this clause (a), “funds borrowed” will not include funds borrowed from Lender as a Revolving Loan or from any other bank or lender as a revolving or working capital facility) or pursuant to any capitalized lease or (b) the proceeds of condemnation or eminent domain proceedings or any insurance proceeds resulting from any Event of Loss.

“Revolving Commitment” means $25,000,000 subject to Sections 2.2(d) and 2.2(e).

“Security Agreements” means, collectively, (a) each Security Agreement dated as of December 29, 2005 between a Borrower and Lender, (b) the Security Agreement dated as of December 29, 2005 between Group and Lender, (c) the Security Agreement dated as of December 29, 2005 between Parent and Lender, (d) the Amended and Restated Security Agreement dated as of the First Amendment to AR CA Effective Date between Technic and Lender, (e) the Amended and Restated Security Agreement dated as of the First Amendment to AR CA Effective Date between H.M. White and Lender, (f) the Security Agreement dated as of February 28, 2007 between Effox and Lender, (g) the Security Agreement dated as of February 29, 2008 between Fisher-Klosterman and Lender, (h) the Amended and Restated Security Agreement dated as of the First Amendment to AR CA Effective Date between GMD and Lender, (i) the Security Agreement dated as of June 30, 2010 between AVC, Inc. and Lender, (j) the Security Agreement dated as of the First Amendment to AR CA Effective Date between Adwest and Lender, (k) the Amended and Restated Security Agreement dated as of the First Amendment to AR CA Effective Date between Aire and Lender, (l) the Security Agreement dated as of the First Amendment to AR CA Effective Date between CECO Group Global and Lender, (m) the Security Agreement dated as of the First Amendment to AR CA Effective Date between CECO Mexico LLC and Lender, and (n) each other security agreement, if any, entered into between a Loan Party and Lender.

“Surety” means, with respect to a Surety Bond, the issuer of such Surety Bond.

“Surety Bond” means a surety bond (whether bid, performance or otherwise).

“Termination Date” means, with respect to the Line of Credit, the Letter of Credit Obligations and the other Obligations, the earlier of (a) April 1, 2014 and (b) the date upon which the entire outstanding balance under the Revolving Note shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise).

1.3 Section 1.1 of the Credit Agreement is hereby amended by the deletion of the following definitions from their proper alphabetical order therein: “Eligible Accounts”, “Eligible Inventory”, and “Eligible Net Unbilled Revenue.”

1.4 Clauses (c) and (d) of the definition of “Change in Control” in Section 1.1 of the Credit Agreement are hereby amended in their entirety by substituting the following in their place:

(c) (i) Parent’s ceasing to own, free and clear of all Liens (except for Liens in favor of Lender), 100% of the Ownership Interests of each of Group, CECO Group Global, and Flextor on a fully diluted basis; or (ii) CECO Group Global ceasing to own, free and clear of all Liens, 100% of the Ownership Interests of CECO Netherlands;

(d) Group’s ceasing to own, free and clear of all Liens (except for Liens in favor of Lender), 100% of the Ownership Interests of each of K&B, Technic, Aire, Abatement, H.M. White, Effox, GMD, Fisher-Klosterman, CECO Mexico LLC, and Adwest on a fully diluted basis;

1.5 Sections 2.1(c) and 2.1(e) of the Credit Agreement are hereby amended in their respective entireties by substituting the following in their respective places:

(c) On the First Amendment to AR CA Effective Date, Borrowers shall execute and deliver to Lender a Seventh Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to the First Amendment to Amended and Restated Credit Agreement (as amended, the “Revolving Note”), dated as of the First Amendment to AR CA Effective Date, in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.

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(e) [Intentionally omitted].

1.6 Section 2.3(j)(ii) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(ii) [Intentionally omitted].

1.7 The last sentence of Section 2.4(a) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“The making of each Revolving Loan, whether via the controlled disbursement account system or a written request by a Borrower, will be deemed to be a representation by Borrowers that the Revolving Loan will not violate the terms of Section 2.1.”

1.8 Section 2.4(d) is hereby amended in its entirety by substituting the following in its place:

(d) For purposes of calculating interest and determinating Revolving Loan Availability, all Remittances and other proceeds of Accounts and other Loan Collateral deposited into the Collection Account shall be credited (conditional on final collection) against the outstanding Revolving Loan balance as funds become collected and available in accordance with Lender’s designated funds availability policies from time to time in effect.

1.9 Section 2.7 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place.

2.7 Unused Line Fee. Borrowers will pay to Lender a fee (“Unused Line Fee”) in an amount equal to the result obtained by multiplying (i) the difference between (a) the Revolving Commitment and (b) the average daily Revolving Loans advanced to Borrowers during the preceding calendar quarter (or portion thereof during which any portion of the Revolving Loans was outstanding or during which this Agreement was in full force and effect) for which the Unused Line Fee is being determined by (ii) the result obtained (expressed as a percentage) by multiplying the Applicable Unused Line Fee Percentage by a fraction, the numerator of which is the sum of days in such calendar quarter during which this Agreement was in full force and effect (or during which any portion of the Revolving Loans was outstanding) and the denominator of which is 360. On and after the First Amendment to AR CA Effective Date, the Unused Line Fee shall be payable in arrears by Borrowers on the first day of each and every calendar quarter, commencing on April 1, 2013 and continuing thereafter until the Obligations are fully paid and satisfied (and, as applicable, on the date this Agreement is terminated).

1.10 Sections 4.3(g) and 4.3(h) are hereby amended in their respective entireties by substituting the following in its place:

(g) Within 45 days after the end of each fiscal month, or sooner if available, and more frequently if Lender shall require or Borrowers shall so elect: a borrowing base certificate substantially in the form of Exhibit 4.3(g) (“Borrowing Base Certificate”) and any related documents required by Lender, containing a summary and calculation of the Consolidated Group’s EBITDA for the 12 Month Period ended as of the end of such month;

(h) [Intentionally omitted];

1.11 The last sentence of Section 4.10 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“Notwithstanding anything to the contrary in this Section 4.10, in connection with each field examination or verification by Lender of any of the Loan Collateral or a Loan Party conducted after the First Amendment to AR CA Effective Date (each a “Field Exam”), Loan Parties will pay to Lender (i) a fee at the then current rate per day (based on an 8 hour day plus reasonable out-of-pocket expenses incurred, including travel, lodging and meals) per auditor or field examiner for the services of Lender’s auditors and field examiners and (ii) the out-of-pocket fees, costs and expenses paid to third party auditors which conduct the Field Exam; provided that, unless an Event of Default has occurred and is continuing, Lender shall not seek reimbursement from the Loan Parties for any Field Exam (exclusive of any new business audit requested by the Loan Parties).”

1.12 Section 5.2(a) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(a) No Loan Party will voluntarily prepay any Indebtedness owing by a Loan Party prior to the stated maturity date thereof other than (i) the

Obligations; (ii) Indebtedness to trade creditors where the prepayment shall result in a discount on the amount due or other benefit to such Loan Party deemed material by it; and (iii) the CECO Group Global Loan.

1.13 Section 5.6 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.6 Dividends and Distributions. No Loan Party shall, without Lender’s prior written consent (which consent Lender, in good faith, shall have no obligation to provide): (a) declare or pay any dividend or distributions on its Ownership Interests (including any return of capital), (b) make any payments of any kind to its shareholders (including debt repayments and payments for goods or services, but excluding ordinary salary and consulting payments to shareholders employed by a Loan Party) or (c) redeem, retire, purchase, repurchase or otherwise acquire, directly or indirectly, or exercise any call rights relating to, any of its Ownership Interests in any Fiscal Year except:

(i) Borrowers may make cash payments to Group which, in turn, will pay such amounts to Parent solely in order, and in such amounts sufficient, to pay (A) the federal, state and local income tax liabilities of Borrowers which are then due and any state franchise taxes of Parent and Group which are then due as a result of Borrowers’ business and operations and (B) Borrower Common Expenses and Overhead Expenses (as each is defined in Section 2.1(f));

(ii) CECO Group Global may make dividends and distributions to Parent; and

(iii) Borrowers may make cash payments to Group, which, in turn, will pay such amounts to Parent solely in order, and in such amounts sufficient, to permit Parent to declare and pay cash dividends on Parent’s Ownership Interests to Parent’s stockholders (collectively, the “Permitted Dividends”), so long as, with respect to each such Permitted Dividend, no Event of Default shall have occurred and be continuing or shall be created by the making of such Permitted Dividend. On and after the First Amendment to AR CA Effective Date, (x) that certain Consent Letter Regarding Permitted Dividends, dated August 29, 2012, made by Lender and acknowledged and agreed to by certain of the Loan Parties shall be of no further force or effect, and (y) the provisions thereof shall be deemed to be amended and restated, and superseded, in their entirety by this clause (iii).

1.14 Clause (b) of Section 5.8 is hereby amended in its entirety by substituting the following in its place:

(b) enter into any transaction with any of its Affiliates except for such transactions (other than transactions contemplated by clause (a) of this Section 5.8) entered into in the ordinary course of business upon fair and commercially reasonable terms no less favorable to such Loan Party than could be obtained in a comparable arms-length transaction with an unaffiliated Person; provided that, a Borrower shall not sell any goods to, or perform any services for or on behalf of, CECO India, Fisher Klosterman Shanghai, CECO Environmental Mexico, CECO Environmental Services, Flextor, Flextor Brazil, Flextor Chile,

CECO Netherlands, ATA Beheer, Aarding Netherlands, Aarding USA, or Aarding Brazil during any time that the total Indebtedness of CECO India and (exclusive of loans, advances or equity investments permitted by Section 5.9(a)(E) through (G)) CECO Environmental Mexico, CECO Environmental Services, Fisher Klosterman Shanghai, Flextor, Flextor Brazil, Flextor Chile, CECO Netherlands, ATA Beheer, Aarding Netherlands, Aarding USA, or Aarding Brazil to the Loan Parties, in the aggregate exceeds $1,000,000; or

1.15 Sections 5.9(a)(E) and 5.9(a)(F) of the Credit Agreement are hereby amended in their respective entireties by substituting the following in their respective places:

(E) loans, advances or equity investments in Fisher Klosterman Shanghai, CECO Environmental Mexico, CECO Environmental Services, Flextor, Flextor Brazil, Flextor Chile, CECO Netherlands, ATA Beheer, Aarding Netherlands, Aarding USA, or Aarding Brazil (other than transactions contemplated by clause (b) of Section 5.8), so long as (1) the aggregate amount of such investments does not exceed $1,000,000 during the term of this Agreement, (2) no Event of Default shall exist at the time of making each such investment, (3) no Event of Default shall result, on a pro forma basis, from the making of each such investment, and (4) after the making of each such investment, Revolving Loan Availability is equal to or greater than $1,000,000. To determine whether there is pro forma compliance with the Financial Covenants, the Loan Parties will, on a pro forma basis, (x) restate the financial statements received by Lender for the Fiscal Quarter or the Fiscal Year, as applicable, ended most closely before the date such investment is proposed to be made as if the proposed investment had been made at the beginning of the applicable Test Period and (y) calculate the Financial Covenants taking into account such proposed investment as if the proposed investment had been made at the beginning of the applicable Test Period. Parent, Group and Borrowers will deliver such pro forma analysis to Lender at least 10 Business Days prior to making each such investment;

(F) (i) the equity investment of 2,800,000 Canadian Dollars made by Parent in Canadian Acquisition Co. (as predecessor to Flextor) and (ii) the loan of 4,200,000 Canadian Dollars made by Parent to Canadian Acquisition Co. (as predecessor to Flextor) (the “Flextor Loan”), in each case to fund the Flextor Acquisition; and

1.16 Section 5.9(a) of the Credit Agreement is hereby amended by the addition of a new Section 5.9(a)(G), in its proper alphabetical order, such new Section 5.9(a)(G) to provide in its entirety as follows:

(G) (i) the investment made by Parent in CECO Group Global, comprised of up to €6,000,000 (euro) of Ownership Interests in Parent and all or a portion of Parent’s cash on hand as of February 28, 2013, (ii) the CECO Group Global Loan, (iii) the CECO Netherlands Loan, and (iv) the Adwest Acquisition.

1.17 Section 5.11 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.11 Maximum Total Funded Debt to Adjusted EBITDA Ratio. Borrowers will not permit the ratio (“Maximum Total Funded Debt to Adjusted EBITDA Ratio”) resulting from dividing (a) the Consolidated Group’s total Funded Debt as of the end of the applicable Test Period by (b) the Consolidated Group’s Adjusted EBITDA for that same applicable Test Period to exceed: (a) 3.0 to 1 for the Test Period ending December 31, 2012 or (b) 2.0 to 1 for any Test Period ending as of the end of any Fiscal Quarter or Fiscal Year ending on or after March 31, 2013.

1.18 Section 5 of the Credit Agreement is hereby amended by the addition of new Sections 5.20 through 5.24 in their proper numerical order, such new Sections to provide in their respective entireties as follows:

5.20 Adwest Acquisition; Adwest Acquisition Documents. The Loan Parties will not seek, agree to or permit, directly or indirectly, the amendment, waiver or other change to any material term of or applicable to any of the Adwest Acquisition Documents. For purposes of this Section 5.20, “material” means any modification, waiver, or amendment of any of the Adwest Acquisition Documents, which, in the judgment of Lender exercised in good faith, could: (i) materially increase the purchase price for the assets to be acquired under the Adwest Acquisition Documents or the Indebtedness to be incurred by any Loan Party under the Adwest Acquisition Documents, (ii) materially and adversely affect any of Lender’s rights or remedies under the Loan Documents, the value of the Loan Collateral, or Lender’s security interest in or other Lien on the Loan Collateral (including the priority of Lender’s interests), (iii) have a Material Adverse Effect, or (iv) create or result in an Event of Default.

5.21 Aarding Acquisition; Aarding Acquisition Documents. The Loan Parties will not seek, agree to or permit, directly or indirectly, the amendment, waiver or other change to any material term of or applicable to any of the Aarding Acquisition Documents. For purposes of this Section 5.21, “material” means any modification, waiver, or amendment of any of the Aarding Acquisition Documents, which, in the judgment of Lender exercised in good faith, could: (i) materially increase the purchase price for the assets to be acquired under the Aarding Acquisition Documents or the Indebtedness to be incurred by any Loan Party under the Aarding Acquisition Documents, (ii) materially and adversely affect any of Lender’s rights or remedies under the Loan Documents, the value of the Loan Collateral, or Lender’s security interest in or other Lien on the Loan Collateral (including the priority of Lender’s interests), (iii) have a Material Adverse Effect, or (iv) create or result in an Event of Default.

5.22 CECO Group Global. Notwithstanding anything to the contrary set forth in this Agreement, CECO Group Global (A) is, and will remain, a holding company, whose only business will be the holding of the Ownership Interests of CECO Netherlands, (B) does not, and will not, have any Indebtedness except the Obligations and the CECO Group Global Loan, and (C) will not own or have any interest in property other than the Ownership Interests of CECO Netherlands, the distributions received from CECO Netherlands on such Ownership Interests, the holding of the CECO Netherlands Loan, and payments from CECO Netherlands in connection with such CECO Netherlands Loan.

5.23 Technic, H.M. White, Aire and GMD. Notwithstanding anything to the contrary set forth in this Agreement, Technic (a) is, and will remain, a non-operating company, (b) does not, and will not, have any Indebtedness except the Obligations, and (c) will not own, or have any interest in, any material property. Notwithstanding anything to the contrary set forth in this Agreement, H.M. White (i) is, and will remain, a non-operating company, (ii) does not, and will not, have any Indebtedness except the Obligations, and (iii) will not own, or have any interest in, any material property other than the Ownership Interests in CECO Environmental Mexico and CECO Environmental Services. Notwithstanding anything to the contrary set forth in this Agreement, each of Aire and GMD (A) is, and will remain, a non-operating company, (B) does not, and will not, have any Indebtedness except the Obligations, and (C) will not own, or have any interest in, any material property.

5.24 Aarding Brazil. Notwithstanding anything to the contrary set forth in this Agreement, Aarding Brazil will not own or have any interest in property other than property, as of any date, with an aggregate net book value not to exceed $200,000.

1.19 Section 6.1(d), Section 6.1(i), and Sections 6.1(t) through 6.1(w) of the Credit Agreement are hereby amended in their respective entireties by substituting the following in their respective places:

(d) A court enters a decree or order for relief with respect to a Loan Party in an involuntary case under any applicable Insolvency Law or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of a Loan Party for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such Insolvency Law is filed and is pending for sixty (60) days without dismissal; or

*        *        *         *        *        *

(i) There occurs a Change in Control; or

*        *        *        *        *         *

(t) (i) there is a default or an event of default under any of the Adwest Acquisition Documents by any Person which has a Material Adverse Effect; or (ii) there is a default or an event of default under any of the Aarding Acquisition Documents by any Person which has a Material Adverse Effect; or

(u) Any or all of Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands defaults under the terms of any Indebtedness or lease that, individually or in the aggregate (when added to all other Indebtedness, if any, of any or all of Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands then in default), involves Indebtedness in excess of $100,000, (B) such default is not cured within any applicable cure period or waived by the applicable creditor, and (C) such default gives any creditor or lessor the right to accelerate the maturity of any such Indebtedness or lease payments, which right is not contested by Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands or is determined by any court of competent jurisdiction to be valid; or

(v) Any final judgment, award, order or decree for the payment of money in excess of $500,000 is rendered against any or all Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands (or any number of final judgments, awards, orders, or decrees outstanding, as of any date, in excess of $500,000 in the aggregate with respect to any or all of Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands) by a court or courts or arbitrator having jurisdiction in the premises, which judgment, award, order, or decree either (i) has resulted in any Lien or (ii) shall not have been either (A) appealed in good faith (and execution of, and Liens arising from, such judgment(s) are completely stayed, vacated or discharged during such appeal) or (B) satisfied by Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands. The above limits of $500,000 will be determined after giving effect to (i.e., deducting) that portion of such judgment, award, order, or decree which is covered by insurance, as determined by Lender in its discretion exercised in good faith, that is in effect and available to satisfy such judgment, award, order, or decree for which the insurer has not denied in writing its liability for the full insurable amount thereof; or

(w) (i) A court enters a decree or order for relief with respect to Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands in an involuntary case under any Insolvency Law, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands for any substantial part of their respective property, or orders the wind-up or liquidation of its or their affairs; or a petition initiating an involuntary case under any such Insolvency Law is filed and is pending for sixty (60) days without dismissal; or (ii) any of Flextor, CECO Netherlands, ATA Beheer, or Aarding Netherlands commences a voluntary case under any applicable Insolvency Law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay their respective debts as such debts become due, or takes any authorizing action in furtherance of any of the foregoing.

1.20 The reference to “#10AT63” in the notice address to Lender set forth in Section 9.8 of the Credit Agreement is hereby amended by substituting a reference to “#10908F” for such reference to “#10AT63” where “#10AT63” appears therein. The notice address to the Loan Parties set forth in Section 9.8 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

To Loan Parties:	c/o CECO Environmental Corp.
4625 Red Bank Road, Suite 200
Cincinnati, Ohio 45227
Attention: Mr. Benton Cook, Controller and Interim CFO
Fax: (513) 458-2644

with a copy to counsel of Loan Parties
(“Loan Parties’ Counsel”):

Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202
Attention: Bridget Hoffman, Esq.
Fax: (513) 357-9363

1.21 Exhibit 4.3(d) to the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(d) in its place. Exhibit 4.3(g) to the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(g) in its place.

1.22 Schedules 1.1, 2, 3.1, 3.3, 3.6, 3.9, 3.12, 3.13, 3.14, 3.15, and 5.1 to the Credit Agreement are hereby amended in their respective entireties by substituting the documents attached hereto as Schedules 1.1, 2, 3.1, 3.3, 3.6, 3.9, 3.12, 3.13, 3.14, 3.15, and 5.1 in their respective places.

2. Consent by Lender; Acknowledgment Regarding Term Loan C; Acknowledgment Regarding Subordinated Debt; Acknowledgment Regarding Test Periods; Acknowledgment Regarding Technic, H.M. White, Aire, and GMD; Amendment to Borrower Security Agreements; Post-Closing Covenants.

2.1 Loan Parties have requested that Lender consent to the Adwest Acquisition. Subject to the terms, and on the conditions, of this Amendment, Lender hereby consents, without representation, warranty, or recourse, to the Adwest Acquisition. The consent provided in this Section 2.1, either alone or together with other consents which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to consent to any other like event, transaction, or occurrence of any kind, in each case past, present, or future, other than (a) the Adwest Acquisition specifically consented to by this Section 2.1, (b) in the manner, and to the extent, permitted under the Loan Documents without Lender’s consent, or (c) in the manner, and to the extent, expressly permitted pursuant to Lender’s written consent prior to the date hereof; (ii) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, except to the extent expressly set forth in this Amendment; or (iii) reduce, restrict or in any way affect the discretion of Lender in considering any future consent requested by any Loan Party.

2.2 The Loan Parties and Lender hereby acknowledge and agree that: (a) as of the Effective Date, Term Loan C has been paid and satisfied in full, and (b) the terms and provisions in the Credit Agreement and the other Loan Documents, in each case to the extent such terms and provisions relate solely to Term Loan C, are of no further force or effect with respect to any event or period occurring on or after the Effective Date.

2.3 The Loan Parties and Lender hereby acknowledge and agree that: (a) as of the Effective Date, all of the Subordinated Debt has been either (i) paid and satisfied in full or (ii) converted into shares of the Parent as a result of the exercise of the conversion rights of certain Subordinated Creditors under the Subordinated Debt Notes (as defined in the Subordination Agreement); (b) the Subordination Agreement has terminated, subject to and in accordance with its terms; and (c) the terms and provisions in the Credit Agreement and the other Loan Documents, in each case to the extent such terms and provisions relate solely to the Subordinated Debt and/or the Subordinated Creditors, are of no further force or effect with respect to any event or period occurring on or after the Effective Date.

2.4 The Loan Parties and Lender hereby acknowledge and agree that: (a) the Test Period ended December 31, 2012 has occurred prior to the Effective Date and (b) notwithstanding such occurrence, the Financial Covenants shall be tested as of the end of such Test Period ended December 31, 2012, as set forth in, and in accordance with, the Credit Agreement (as amended by this Amendment).

2.5 The Loan Parties and Lender hereby acknowledge and agree that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, on and after the Effective Date, none of Technic, H.M. White, Aire or GMD shall constitute Borrowers under the Credit Agreement or other Loan Documents.

2.6 Notwithstanding anything to the contrary in any Loan Document, Section 5(a)(xii) of each Security Agreement between a Borrower (other than Adwest) and Lender is hereby amended by substituting the following in its place:

(xii) notify Secured Party promptly of all material disputes and claims with respect to its Accounts if (when added to all other Accounts of Borrowers for which there are then pending material disputes and claims) such affected Accounts are in excess of $25,000 in the aggregate, and Debtor will settle or adjust such material disputes and claims at no expense to Secured Party; however, Debtor may not, without Secured Party’s prior consent, grant any discount, credit or allowance in respect of its Accounts (1) which is outside the ordinary course of business and (2) which discount, credit or allowance exceeds an amount equal to $50,000 in the aggregate, during any 12 month period, in favor of any individual account debtor of any one or more of Borrowers. Debtor may not sell, assign, or otherwise transfer any Account except to a collection agency or other entity for the purposes of collecting upon such delinquent Account;

2.7 If Aarding USA has not been dissolved or merged into, and survived by, Aarding Netherlands or any Loan Party on or before the date that is six months after the Effective Date, Borrowers agree to, promptly upon Lender’s request at any time thereafter, cause Aarding USA to (a) join the Credit Agreement by executing a joinder thereto, in form and substance reasonably acceptable to Lender, as a “Guarantor”, (b) execute and deliver to Lender a guaranty and a security agreement, in each case in form and substance reasonably acceptable to Lender, and (c) execute, as applicable, and deliver to Lender such other documents, instruments, and agreements deemed necessary or desirable by Lender to effect the transactions contemplated by any of the foregoing. Without limiting any other term or provision of this Amendment or any other Loan Document, Borrowers acknowledge that failure to comply with the covenants and obligations set forth in this Section 2.7 will constitute an immediate Event of Default under the Credit Agreement and other Loan Documents.

2.8 Loan Parties have requested that Lender consent to grant of a Lien by CECO Netherlands in favor of the Aarding Sellers (as defined in the Aarding Consent Letter defined below) on the Ownership Interests of ATA Beheer held by CECO Netherlands (collectively, the “Aarding Seller Pledge”). Notwithstanding anything to the contrary in that certain Consent Letter Regarding Aarding Transactions, dated February 27, 2013, made by Lender and acknowledged and agreed to by certain of the Loan Parties (the “Aarding Consent Letter”), but subject to the terms, and on the conditions, of this Amendment, Lender hereby consents, without representation, warranty, or recourse, to the Aarding Seller Pledge; provided that Lender’s consent to the Aarding Seller Pledge is specifically conditioned on Lender’s receipt, prior to the consummation of the Aarding Seller Pledge, of the documents governing such Lien, and the terms and conditions thereof, all in form and substance acceptable to Lender in its discretion exercised in good faith. The consent provided in this Section 2.8, either alone or together with other consents which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to consent to any other like event, transaction, or occurrence of any kind, in each case past, present, or future, other than (a) the Aarding Seller Pledge specifically consented to by this

Section 2.8, (b) in the manner, and to the extent, if any, permitted under the Loan Documents without Lender’s consent, or (c) in the manner, and to the extent, expressly permitted pursuant to Lender’s written consent prior to the date hereof; (ii) constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, except to the extent expressly set forth in this Amendment; or (iii) reduce, restrict or in any way affect the discretion of Lender in considering any future consent requested by any Loan Party.

3. Other Documents. As a condition of this Amendment, Borrowers, with the signing of this Amendment, will deliver or, as applicable, shall cause to be delivered, to Lender, in form and substance satisfactory to Lender: (a) the Seventh Amended and Restated Revolving Credit Promissory Note, in the form of Exhibit 2.1 attached hereto, duly signed by Borrowers (the “Amended and Restated Revolving Note”); (b) a Joinder Agreement, duly executed by Adwest; (c) Guaranties, duly executed by each of Adwest and CECO Group Global, (d) Security Agreements, duly executed by each of Adwest, CECO Group Global, and CECO Mexico LLC; (e) a Fourth Amendment to Pledge Agreement duly executed by Group; (f) a Second Amendment to Pledge Agreement duly executed by Parent; (g) a Sixth Amendment to Mortgage, Security Agreement, and Fixture Filing duly executed by K&B; (h) a certificate of the Loan Parties of resolutions of such Loan Parties’ directors evidencing the authority of each Loan Party to execute, as applicable, this Amendment, the Amended and Restated Revolving Note, and all other documents executed in connection herewith (collectively, the “Amendment Documents”); and (i) such other documents, instruments, and agreements deemed necessary or desirable by Lender to effect the amendments to Borrowers’ credit facilities with Lender contemplated by this Amendment.

4. Representations. To induce Lender to accept this Amendment, the Loan Parties hereby represent and warrant to Lender as follows:

4.1 Each Loan Party has full power and authority to enter into, and to perform its obligations under, each Amendment Document to which it is a party, and the execution and delivery of, and the performance of its obligations under and arising out of, each Amendment Document to which it is a party have been duly authorized by all necessary corporate or, as applicable, limited liability company action.

4.2 Each Amendment Document to which a Loan Party is a party constitutes the legal, valid and binding obligations of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

4.3 The Loan Parties’ representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

4.4 No Event of Default has occurred and is continuing.

4.5 As of the closing of the Adwest Acquisition:

4.5.1 Each Loan Party had adequate power and authority and had full legal right to enter into each of the Adwest Acquisition Documents to which it is a party, and to perform, observe and comply with all of its agreements and obligations under each of the Adwest Acquisition Documents to which it is a party.

4.5.2 The execution and delivery by each Loan Party of the Adwest Acquisition Documents to which it is a party, the performance by each Loan Party of all of its agreements and obligations under the Adwest Acquisition Documents to which it is a party, and the consummation of the Adwest Acquisition pursuant to the Adwest Acquisition Agreement had been duly authorized by all necessary corporate or, as applicable, limited liability company action on the part of such Loan Party and did not and will not: (i) contravene any provision of such Loan Party’s Certificate/Articles of Incorporation or Bylaws/Code of Regulations; (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the property of such Loan Party under, any agreement or instrument to which such Loan Party is a party or by which its assets are bound, except for such violations and/or defaults which could not reasonably be expected to have a Material Adverse Effect; (iii) violate or contravene any provision of any law, rule or regulation or any order or ruling thereunder or any decree, order or judgment of any governmental authority except for such violations and/or defaults which could not reasonably be expected to have a Material Adverse Effect; (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of such Loan Party or any other Person except those waivers, consents, or approvals which are obtained as of the date on which the Adwest Acquisition was consummated or which were not required to consummate the Adwest Acquisition; or (v) require any Person to make any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules of the Federal Trade Commission thereunder, to give effect to the Adwest Acquisition.

4.5.3 There are no proceedings pending or, to the knowledge of any Loan Party, threatened against any Loan Party which call into question the validity or enforceability of any of the Adwest Acquisition Documents.

4.5.4 The Adwest Acquisition has been consummated in accordance with the terms and conditions of the Adwest Acquisition Documents and all applicable laws, and Group became the owner, free and clear of any Liens (except any Permitted Liens), of all of the Ownership Interests of Adwest pursuant to the Adwest Acquisition Documents. All consents and approvals of, and filings and permits with, and all other actions in respect of, all governmental authorities required in order to consummate the Adwest Acquisition in accordance with the terms and conditions of the Adwest Acquisition Documents and all applicable laws have been obtained, given, filed, taken or waived, and are in full force and effect. All applicable waiting periods with respect thereto have expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Adwest Acquisition.

4.6 The Aarding Acquisition has been consummated in accordance with the terms and conditions of the Aarding Acquisition Documents and all applicable laws, and CECO Netherlands became the owner, free and clear of any Liens, of all of the Ownership Interests of ATA Beheer pursuant to the Aarding Acquisition Documents. All consents and approvals of, and filings and permits with, and all other actions in respect of, all governmental authorities required in order to consummate the Aarding Acquisition in accordance with the terms and conditions of the Aarding Acquisition Documents and all applicable laws have been obtained, given, filed, taken or waived, and are in full force and effect. All applicable waiting periods with respect thereto have expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Aarding Acquisition.

5. Costs and Expenses; Fee. As a condition of this Amendment, (a) Borrowers will promptly on demand pay or reimburse Lender for the costs and expenses incurred by Lender in connection with this Amendment and the transactions contemplated hereby and in connection herewith, including, without limitation, reasonable attorneys’ fees; and (b) Borrowers will pay to Lender a fee of $25,000, payable in full on the Effective Date; such fee, when paid, will be fully earned and non-refundable under all circumstances.

6. Entire Agreement. This Amendment, together with the other Amendment Documents and the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment and the other Loan Documents.

7. Default. Any default by a Loan Party in the performance of its obligations under this Amendment or the other Amendment Documents shall constitute an Event of Default under the Credit Agreement if not cured after any applicable notice and cure period under the Credit Agreement.

8. Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents. Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect. The existing Loan Documents, except as amended by this Amendment or, as applicable, as amended (or amended and restated) by a separate agreement or instrument in connection herewith, shall remain in full force and effect, and each of them is hereby ratified and confirmed by the Loan Parties and Lender.

9. One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. Any reference in any of the Loan Documents to: (i) the Credit Agreement will be deemed to be a reference to the Credit Agreement as amended by this Amendment, (ii) the Revolving Note will be deemed to be a reference to the Amended and Restated Revolving Note, and (iii) any other Loan Document being amended, or amended and restated, in connection herewith will be deemed to be a reference to such Loan Document as amended or amended and restated, as applicable, by the applicable Amendment Document. This Amendment and the other Amendment Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

10. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

13. Reaffirmation of Security. Except as expressly amended by an Amendment Document, all of the provisions of the Security Documents are ratified and confirmed and remain in full force and effect. The Loan Parties and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral. Each Loan Party ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each Loan Party acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of any Permitted Liens.

14. Reaffirmation of Guaranties.

14.1 Each Loan Party (other than Adwest, CECO Group Global, H.M. White, Technic, Aire, and GMD, each of whom is executing a Guaranty contemporaneously herewith) hereby: (i) ratifies and reaffirms its Guaranty dated as of December 29, 2005 (or dated as of February 28, 2007 as it respects Effox; dated as of February 29, 2008 as it respects Fisher-Klosterman, FKI, LLC and CECO Mexico LLC; or dated as of March 31, 2009 as it respects AVC, Inc.) made by such Loan Party to Lender and (ii) acknowledges and agrees that no Loan Party is released from its obligations under its respective Guaranty by reason of this Amendment or the other Amendment Documents and that the obligations of each Loan Party under its respective Guaranty extend, among other Obligations of Borrowers to Lender, to the Obligations of Borrowers under this Amendment and the other Amendment Documents. Without limiting the generality of the foregoing, each Loan Party acknowledges and agrees that all references in any Guaranty to the Credit Agreement or the other Loan Documents shall be deemed, as applicable, to be references to the Credit Agreement or such other Loan Document as amended by, or amended and restated in connection with, this Amendment and the other Amendment Documents.

14.2 Without limiting any other reaffirmation or provision set forth in this Amendment or any other Loan Document, each Loan Party (other than Adwest, CECO Group Global, H.M. White, Technic, Aire, and GMD, each of whom is executing a Guaranty contemporaneously herewith) hereby acknowledges and agrees that the obligations of such Loan Party under its Guaranty and the other Loan Documents to which such Loan Party is a party extend, among other Obligations of Borrowers to Lender, to the Obligations of Adwest under the Credit Agreement and the other Loan Documents. Accordingly, all references in any Guaranty or any other Loan Document to (i) “Borrowers” shall be deemed to include Adwest and (ii) “Guaranteed Obligations” shall be deemed to include the Obligations of Adwest.

15. Joint Obligations. The obligations of the Loan Parties under this Amendment, the Credit Agreement, and the other Loan Documents are joint, several and primary. No Loan Party will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

16. Excluded Swap Obligations. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document:

(a) with respect to any Borrower, solely in its capacity as a guarantor of the other Borrowers’ Obligations, the definition of “Obligations” set forth in Section 1.1 of the Credit Agreement shall not include Excluded Swap Obligations in respect of such Borrower;

(b) with respect to any Guarantor, the definition of “Guaranteed Obligations” set forth in such Guarantor’s Guaranty shall not include Excluded Swap Obligations in respect of such Guarantor;

(c) in no event shall the proceeds of Loan Collateral of a Guarantor (or, as applicable, a Borrower solely in its capacity as a guarantor of the other Borrowers’ Obligations) be applied by Lender to any Excluded Swap Obligations in respect of such Guarantor or Borrower, as applicable; and

(d) without limiting any provision set forth in any Loan Document, to the fullest extent permitted by law, each Credit Party waives any and all rights to require marshalling of assets by Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the Loan Parties and Lender have executed this Amendment by their duly authorized representatives as of the Effective Date.

CECO ENVIRONMENTAL CORP.		CECO GROUP, INC.

By:	/s/ Benton L. Cook	By:	/s/ Benton L. Cook
	Benton L. Cook, Interim Chief Financial Officer		Benton L. Cook, Interim Chief Financial Officer

CECO FILTERS, INC.
NEW BUSCH CO., INC.		CECO GROUP GLOBAL HOLDINGS LLC
THE KIRK & BLUM MANUFACTURING COMPANY		By CECO Environmental Corp., its sole member
CECOAIRE, INC.
CECO ABATEMENT SYSTEMS, INC.
EFFOX INC.		By:	/s/ Benton L. Cook
FISHER-KLOSTERMAN, INC.			Benton L. Cook, Interim Chief Financial
H.M. WHITE, INC.			Officer
GMD ENVIRONMENTAL
TECHNOLOGIES, INC., formerly known as GMD ACQUISITION CORP.		ADWEST TECHNOLOGIES, INC.
CECO MEXICO HOLDINGS LLC
AVC, INC.		By:	/s/ Benton L. Cook
Benton L. Cook,
Interim Chief Financial Officer
By:	/s/ Benton L. Cook
Benton L. Cook, Interim Chief Financial Officer
KBD/TECHNIC, INC.
FKI, LLC
		By:	/s/ Roland Bollman
Roland Bollman, Vice President, Secretary and Treasurer
By:	/s/ Benton L. Cook
Benton L. Cook, Treasurer
FIFTH THIRD BANK

		By:	/s/ Jason McCaw
Jason McCaw, Assistant Vice President